Exhibit 99.1

    Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General
Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit 99.1 is attached is filed on behalf of each of them in the capacities set forth below.


                             FWP, L.P., a Texas limited
                               partnership

                             By:  FWP Genpar, Inc., a Texas
                                    corporation, General Partner



                                  By: Thomas R. Delatour, Jr.
                                      Thomas R. Delatour, Jr.,
                                        President

                             FWP Genpar, Inc., a Texas corporation



                             By: /s/ Thomas R. Delatour, Jr.
                                 Thomas R. Delatour, Jr.,
                                   President



                              /s/ Thomas R. Delatour, Jr.
                              Thomas R. Delatour, Jr.,
                                individually and as
                                Attorney-in-Fact for:

                                  Richard H. Childress (1)
                                  William S. Janes (2)


(1) A Power of Attorney authorizing Thomas R. Delatour, Jr., et al., to act on behalf of Richard H. Childress previously has been filed with the Securities and Exchange Commission.

(2) A Power of Attorney authorizing Thomas R. Delatour, Jr., et al., to act on behalf of William S. Janes previously has been filed with the Securities and Exchange Commission.